EXHIBIT 21
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                              List of Subsidiaries
                              --------------------







  Name of Subsidiary                            State of Incorporation
  ------------------------------------          --------------------------
  Thomas Pharmaceuticals, Ltd.                  New Jersey
  iVoice Innovations, Inc.                      New Jersey